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                                                                    EXHIBIT 10.2

                             TITUS INTERACTIVE SA
                        c/o Titus Software Corporation
                             20432 Corisco Street
                         Chatsworth, California  91311

                                March 18, 1999


Universal Studios, Inc.
100 Universal City Plaza
Universal City, California 91608

Interplay Entertainment Corp.
16815 Von Karman Avenue
Irvine, California 92606

Ladies and Gentlemen:

          This letter agreement (this "Agreement") sets forth the terms of a
                                       ---------
prospective transaction (the "Option Transaction") between Universal Studios,
                              ------------------
Inc. ("Universal") and the undersigned ("Titus") with respect to the purchase by
       ---------                         -----
Titus or its nominee from Universal of all of the common stock, par value $.001 per share (the "Common Stock") of Interplay Entertainment Corp. ("Interplay")
                ------------                                      ---------
held by Universal, comprised of 4,658,216 shares of Common Stock (the "Option
                                                                       ------
Stock").  Titus has entered into a Stock Purchase Agreement with Interplay dated
-----
March 18, 1999 (the "Stock Purchase Agreement"), whereby Titus has agreed to
                     ------------------------
purchase up to 5,000,000 shares of Common Stock (the "New Shares") from
                                                      ----------
Interplay. As a condition to the closing of the transactions contemplated by the Stock Purchase Agreement (the "Interplay Closing"), Titus requires that
                                   -----------------
Universal and Interplay countersign this Agreement where indicated below evidencing the mutual agreement of Universal and Titus regarding the Option Transaction, and certain waivers by Interplay.

          1.   Grant of Option.
               ---------------

               (a) Upon the Interplay Closing and for a period of one hundred eighty (180) days after the Interplay Closing (the "Option Period"), Titus shall
                                                    -------------
have the unconditional right and option (the "Option") to purchase all of the
                                              ------
Option Stock. The exercise price per share of the Option Stock (the "Option
                                                                     ------
Price") shall be equal to the higher of (i) the average of the closing price of
-----
the Common Stock as reported on the
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 2


NASDAQ-NMS for the ten (10) trading days preceding the date of the first public announcement of the Interplay Closing or (ii) if during the Option Period, Titus or an affiliate of Titus initiates a tender offer for the Common Stock or otherwise executes an agreement for the merger, consolidation or acquisition of all or substantially all of the issued and outstanding shares of Common Stock, or all or substantially all of the assets of Interplay ("Merger Agreement"), the
                                                         ----------------
price paid to the Company's public shareholders pursuant to such tender offer or Merger Agreement. If the Option Closing takes place at the price set forth in clause (i) above and a tender offer or Merger Agreement is subsequently made or executed during the Option Period, the difference between the price paid pursuant to clause (i) above and the price paid pursuant to the tender offer or Merger Agreement, if higher, shall be promptly paid by Titus to Universal.

               (b) In consideration of Universal's grant of the Option, Titus hereby agrees to pay Universal $500,000 (the "Option Payment"), payable the date
                                              --------------
of the Interplay Closing, by wire transfer to an account specified by Universal. The Option Payment shall be credited against the Option Price in the event Titus exercises the Option. In the event Titus does not exercise the Option, the Option Payment shall be retained by Universal.

          2.   Exercise of Option.
               ------------------

               (a)  Option Closing.  The Option shall be exercisable at any time
                    --------------
during the Option Period. The Option shall be exercised by Titus' giving written notice (the "Option Exercise Notice") signed by an officer of Titus to
                     ----------------------
Universal. Upon delivery of the Option Exercise Notice, upon the terms and subject to the conditions contained herein (including without limitation Section 4 hereof), Titus shall become obligated to purchase from Universal, and Universal shall become obligated to sell to Titus, the Option Stock for cash at the Option Price at the Option Closing. The Option Price (net of the Option Payment) shall be paid by wire transfer to an account specified in writing by Universal, at a closing (the "Option Closing") on the date (the "Option Closing
                              --------------                     --------------
Date") specified in the Option Exercise Notice (which date shall be within the
----
Option Period and no later than five (5) days after the date of the Option Exercise Notice), or such later date as may be required to comply with the HSR Act (as defined below), but in no event shall the Option Closing occur after December 31, 1999. In the event that the Option has been exercised, but the Option Closing has not occurred on or before the Option Period because the condition set forth in Section 2(c) hereof has not been satisfied then, upon the expiration of the Option Period, Titus shall deposit with an escrow agent the Option Price (net of the Option Payment) to be held in an escrow account until the
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 3


earlier of (i) the satisfaction of the condition set forth in Section 2(c) hereof and (ii) December 31, 1999, pursuant to written escrow instructions mutually agreed upon by Titus and Universal.

               (b)  Limited Waiver of Section 2.4.  Universal hereby agrees
                    -----------------------------
that, notwithstanding the other provisions of Section 2.4 of the Shareholders' Agreement (defined below), upon its receipt of the Option Exercise Notice, it shall be obligated to sell to Titus the Option Stock at any time after Titus' exercise of the Option. Interplay and Universal hereby waive any notice provisions in the Shareholders' Agreement which would otherwise preclude the immediate exercise by Titus of the Option at any time during the Option Period.

               (c)  Hart-Scott-Rodino Compliance.  As a condition to the
                    ----------------------------
exercise of the Option, any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall
                                                            -------
have expired or been terminated. To the extent either Universal or Titus is required in connection with the transactions contemplated hereby to file a notification and report form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated thereunder, each party agrees to fully cooperate with such other party to enable such other party to promptly make such filing and to respond to any requests for additional information in connection therewith.

               (d)  Additional Consideration.  In the event that, on or before
                    ------------------------
December 31, 1999, Titus sells all of the New Shares it acquires at the Interplay Closing and all the Option Stock it then holds (collectively, the "Block") in a single transaction or series of related transactions to a
 -----
purchaser (or purchasers who are affiliated with one another) who is unaffiliated with Titus (a "Block Sale"), whether or not in connection with a
                            ----------
sale of Interplay, then, within five business days of the closing of such transaction, Titus will remit to Universal, for each share of Option Stock included in the Block, as additional purchase price for the Option Stock, an amount equal to twenty-five percent (25%) of the excess, if any, of the price per share received by Titus in the Block Sale over the Option Price. Such additional payment to Universal shall only be due, if at all, for a Block Sale, and shall not apply to any other disposition of the Option Stock, including ordinary public sales or private re-sales to multiple unaffiliated purchasers.

          3.   Restrictions on Transfer During Option Period.  During the Option
               ---------------------------------------------
Period, Universal covenants and agrees that it shall not sell, assign, pledge, mortgage or otherwise dispose of or transfer any shares of the Option Stock, or any other securities of
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 4


Interplay, whether now owned or hereafter acquired, or agree to do any of the foregoing, except to Titus.

          4.   Concurrent Transactions.  Prior to the execution of this
               -----------------------
Agreement:

               (a) The Board of Directors of Interplay shall have approved this Agreement and the Stock Purchase Agreement and the transactions contemplated hereby and thereby.

               (b) Brian Fargo shall have waived in writing his right of first refusal and other rights under Section 2.4 of the Shareholders Agreement with respect to this Agreement, and the transactions contemplated hereby.

          5.   Representations and Warranties of Universal.  Universal
               -------------------------------------------
represents and warrants to, and covenants and agrees with, Titus as follows:

               (a) Universal has all requisite power and authority to execute, deliver and perform this Agreement, and all corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Option Closing.

               (b) This Agreement constitutes the legal, valid and binding obligation of Universal and is enforceable against Universal in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

               (c) Universal has good and marketable title to all of the Option Stock, free and clear of any lien or restriction on transfer (except for the Option), and upon the payment by Titus to Universal of the Option Price as contemplated hereby, Titus will acquire good and marketable title to the Option Stock, free and clear of all liens and encumbrances.

               (d) Universal has been advised that, to the extent the Option is exercised by Titus, Titus has granted to Interplay an option to acquire from Titus up to one-half (1/2) of the Option Stock for a price per share equal to the Option Price.

               (e)  Universal acknowledges and agrees that upon the
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 5


consummation of the Option Closing, all of its rights under the Shareholders' Agreement shall be terminated except as provided in Section 6.2 of the Shareholders' Agreement with respect to indemnification by Interplay of directors and officers of Interplay.

          6.   Representations and Warranties of Titus.  Titus represents and
               ---------------------------------------
warrants to, and covenants and agrees with, Universal as follows:

               (a) Titus has all requisite power and authority to execute, deliver and perform this Agreement, and all corporate acts and proceedings required for the authorization, execution and delivery of this Agreement and the performance of this Agreement have been lawfully and validly taken or will have been so taken prior to the Option Closing.

               (b) This Agreement constitutes the legal, valid and binding obligation of Titus and is enforceable against Titus in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

               (c) Titus acknowledges that it has conducted and is continuing to conduct an independent due diligence investigation of Interplay, including but not limited to an investigation and verification of the financial condition, results of operation, assets, liabilities, properties, prospects or projected operations of Interplay. Titus further acknowledges that, in making its determination to acquire, or exercise, the Option contemplated by this Agreement, Universal shall not have been deemed to have made to Titus any representation or warranty other than as expressly made by Universal in Section 5 hereof. Without limiting the generality of the foregoing, Universal makes no representation or warranty to Titus with respect to the financial condition, results of operation, assets, liabilities, properties, prospects and projected operations of Interplay or any other information or documents (financial or otherwise) made available to Titus or its counsel, accountants or advisers with respect to Interplay.

               (d) (i) Titus is acquiring the Option and the Option Stock for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) Titus is an "accredited
                              --------------
investor" within the meaning of Regulation D of the Securities and Exchange Commission under the Securities Act.
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 6


          7.   Miscellaneous.
               -------------

               (a)  Waivers and Amendments.  Any provision of this Agreement may
                    ----------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of Universal and Titus. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon Universal, Titus and their respective successors and assigns. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement.

               (b)  Binding Agreement; Assignment of Rights.  No party hereto
                    ---------------------------------------
may assign this Agreement or any of its rights hereunder to any third party, except for transfers to an affiliate of the assigning party. Subject to the foregoing, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, estates, heirs and legal representatives.

               (c)  Notices.  All notices, requests, consents and other
                    -------
communications required or permitted hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Universal to:

               Universal Studios, Inc.
               100 Universal City Plaza
               Universal City, California  91608
               Attention: General Counsel
               Telecopier:  (818) 866-3444

          if to Titus to:

               Titus Interactive SA
               c/o Titus Software Corporation
               20432 Corisco Street
               Chatsworth, California  91311
               Attention:  Mr. Herve Caen, Chairman and
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 7


                         Chief Executive Officer
               Telecopier:  (818) 709-6537

          with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               555 S. Flower Street, 23rd Floor
               Los Angeles, California  90071-2371
               Attention:  Robert A. Miller, Jr., Esq.
               Telecopier:  (213) 627-0705


or to such other address or telecopier number as such party may specify for the purpose by notice to the other party or parties to this Agreement, as the case may be. Any notice, request, consent or other communication hereunder shall be deemed to have been given and received on the day on which it is delivered (by any means including personal delivery, overnight air courier, United States mail) or telecopied (or, if such day is not a business day or if the notice, request, consent or communication is not telecopied during business hours of the intended recipient, at the place of receipt, on the next following business day).

               (d)  Choice of Law.  It is the intention of the parties that the
                    -------------
internal substantive laws, and not the laws of conflicts, of California should govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

               (e)  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               (f)  Entire Agreement.  This Agreement and any agreement,
                    ----------------
document or instrument referred to herein or therein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all other prior agreements or undertakings with respect thereto, both written and oral.
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Universal Studios, Inc.
Interplay Entertainment Corp.
March 18, 1999
Page 8


          If the foregoing is acceptable to you, please indicate your acceptance and approval by signing, or by causing to be signed on your behalf, the enclosed copy of this Agreement and returning it to the undersigned.

                                        Very truly yours,

                                        TITUS INTERACTIVE SA, a French
                                        corporation

                                        By:   /s/ Herve Caen
                                            ----------------------------------
                                              Herve Caen, Chairman and Chief
                                                  Executive Officer

ACCEPTED AND AGREED:

UNIVERSAL STUDIOS, INC.


By:    /s/ Brian C. Mulligan
    -----------------------------------
Name:  Brian C. Mulligan
Title: Executive Vice President


INTERPLAY ENTERTAINMENT CORP.,
a Delaware corporation


By:    /s/ Brian Fargo
    -----------------------------------
Name:  Brian Fargo
Title: Chief Executive Officer